Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-90649 on Form N–1A of our report dated December 12, 2023, relating to the financial statements and financial highlights of Fidelity SAI Sustainable International Equity Fund, our reports dated December 13, 2023, relating to the financial statements and financial highlights of Fidelity Sustainable International Equity Fund,  Fidelity SAI International SMA Completion Fund, and Fidelity SAI Sustainable Emerging Markets Equity Fund, our reports dated December 14, 2023, relating to the financial statements and financial highlights of Fidelity Series Emerging Markets Opportunities Fund, Fidelity Series International Small Cap Fund, Fidelity Series International Value Fund, Fidelity Series Emerging Markets Fund, and Fidelity Series Select International Small Cap Fund, and our reports dated December 15, 2023, relating to the financial statements and financial highlights of Fidelity Series Sustainable Emerging Markets Fund, Fidelity Series Sustainable Non-U.S. Developed Markets Fund, and Fidelity Series Overseas Fund, each a fund of Fidelity Investment Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms”  in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
December 20, 2023